UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Turnpoint Global, Inc.
(Exact Name of registrant in its charter)

Delaware	2870	27-1953305
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Hamngatan 4
65224 Karlstad, Sweden Telephone: +46 708 566794
(Address and telephone number of principal executive offices)

Harold P. Gewerter, Esq. Law Offices of Harold P. Gewerter, Esq., Ltd.
2701 Airport Drive North Las Vegas, Nevada 89032
Telephone (702) 382-1714
Fax (702) 382-1759
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [   ] ________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ] ___________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ] ___________________

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

			Proposed
	Amount to	Proposed	Maximum
Title of Each Class	be	Maximum	Aggregate	Amount of
of Securities to be	Registered	Offering Price	Offering Price	Registration
Registered	(1)	per Share ($)	($)(2)	Fee($)
Shares of Common Stock, par value $0.001	1,500,000	$.05	$75,000	$ 8.70

1	1,500,000 shares are being offered by a direct offering at the price of $.05 per share.

2	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act, based upon the fixed price of the direct offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Said Section 8(a), may determine.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus

Turnpoint Global, Inc.
1,500,000 Shares of Common Stock
$0.05 per share

Turnpoint Global, Inc. (“TGI” or the "Company") is offering a fixed amount of 1,500,000 shares of its common stock on an all-or-none basis at a fixed price of $0.05 per share for the duration of the offering.  This is the initial offering of Common Stock of TGI and no public market exists for the securities being offered.   The Company is offering the shares on a “self-underwritten”, all-or-none basis directly through the efforts of Mr. Bo Falkman, an officer and a director, and Mr. Bertil Olsson, an officer and a director of the Company.  There is no minimum investment by any individual investor of shares required to be purchased.   The intended methods of communication include, without limitation, telephone and personal contacts. For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in this offering must be made in the form of United States currency either by personal check, bank draft, bank wire transfer or by cashier’s check and made payable to "Capital Insight Partners, LLC., f/b/o Turnpoint Global, Inc.”   A Trust Account will hold all the subscription funds pending placement of the fixed amount of 1,500,000 securities.  If the fixed amount of 1,500,000 shares of common stock is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days.  This offering is on a best-efforts, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration of the offering, all monies will be returned to investors, without interest or deduction.  See the section entitled "Plan of Distribution” herein.

The offering  will terminate on the earlier of: (i) the date when the sale of all 1,500,000 shares is completed, (ii) 180 days from the effective date of this document, or any extension thereto (can be extended for an additional 180 days at sole discretion of the Company).

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The net offering proceeds, after deduction for offering expenses, and the securities to be issued to investors must be deposited in an account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419 after the offering has been fully completed and escrow agent receives a written request of the registrant, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (See Plan of Distribution herein) has been consummated and at least 80% of the investors ( both company and shareholder sales ) reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless at least 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors and the Company will cease this offering.

Until 90 days after the date funds and securities are released from the escrow or trust account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 6.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.05	$0.00	$0.05
Maximum	1,500,000	$75,000	$0.00	$75,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to completion, dated _________, 2011

TABLE OF CONTENTS

		PAGES
PART I – INFORMATION REQUIRED IN THE PROSPECTUS

Item 3	Summary Information and Risk Factors	4

Item 4	Use of Proceeds	14

Item 5	Determination of Offering Price	15

Item 6	Dilution	15

Item 7	Selling Shareholders	16

Item 8	Plan of Distribution	16

Item 9	Description of Securities to be Registered	20

Item 10	Interests of Named Experts and Counsel	22

Item 11	Information with Respect to the Registrant	23

	Description of Business	23

	Description of Property	23

	Legal Proceedings	23

	Market price and Dividends on the Issuer’s Common Stock	23

	Management’s Discussion and Analysis of Financial Condition and Results of Operations	25

	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	29

	Directors, Executive Officers, Promoters and Control Persons	29

	Executive Compensation	31

	Security Ownership of Certain Beneficial Owners and Management	31

	Certain Relationships and Related Transactions	32

	Reports to Security Holders	32

Item 12A	Disclosure of Commission Position on Indemnification	32

	Financial Statements – Audited Financial Statements Report of Independent Registered Accounting Firm a) Audited Financial Statements as of March 31, 2011 b) Unaudited Financial Statements as of June 30, 2011	33

PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13	Other Expenses of Issuance and Distribution	51

Item 14	Indemnification of Officers and Directors	51

Item 15	Recent Sales of Unregistered Securities	51

Item 16	Exhibits and Financial Statements Schedules	52

Item 17	Undertakings	53

	Signatures	54

PART I: INFORMATION REQUIRED IN PROSPECTUS

ITEM 3 - SUMMARY INFORMATION AND RISK FACTORS

SUMMARY INFORMATION AND RISK FACTORS

Rights and Protections Under Rule 419

The offering is for a fixed amount of 1,500,000 shares of common stock on an all-or-none basis and must be achieved prior to the termination of this offering or all funds will be refunded to investors.   All of the proceeds of this offering will promptly be placed in an escrow account and held until a merger or acquisition has been consummated as detailed herein other than 10% which maybe release to the registrant as described herein. The offering is for a fixed amount of 1,500,000 shares of common stock on an all-or-none basis and must be achieved prior to the termination of this offering or all funds will be refunded to investors.  The offering will terminate on the earlier of: (i) the date when the sale of all 1,500,000 shares being sold by the issuer is completed, (ii) 180 days from the effective date of this document.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days.  Such escrowed funds may not be used for salaries or reimbursable expenses.

THE COMPANY

Business Overview

Turnpoint Global, Inc. ("TGI" or the "Company"), was incorporated in the State of Delaware on February 17, 2010. The Company is a development stage company.

The President and Director, elected to proceed with the Rule 419 blank check offering process , described below under "Plan of Operation". As such, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale securities of "blank check" companies in their prospective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein In order to provide further assurances that no trading will occur in the Company's securities until a merger or acquisition has been consummated, each current shareholder has agreed to place his/her respective certificates in escrow until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated.  However, while management believes that the procedures established to preclude any sale of the Company’s securities  prior to closing of a merger or acquisition will be sufficient, there can be no assurances that the procedures established herein will unequivocally limit any shareholder’s from selling their respective securities before such closing.  The company’s officers and directors as signatories on this registration statement is bound thereby by Rule 419 (and by the escrow agreement to which he is a party) as it relates the sale of his shares. Any subscribers will be notified of in writing a minimum of 20 days prior to the beginning of any extension in the offering period.

Turnpoint Global, Inc. currently has two individuals serving as officers and both individuals also serve as directors of the company.  These individuals allocate time and personal resources to the Company on a part-time basis.
As of the date of this prospectus, we have 8,500,000 shares of $0.0003 par value common stock issued and outstanding.

Turnpoint Global, Inc.’s operations and corporate offices are located at Hamngatan 4, 65224 Karlstad, Sweden, with a telephone number of +46 708 566794.

Turnpoint Global, Inc.’s fiscal year end is March 31.

THE OFFERING

Turnpoint Global, Inc. is offering a fixed amount of 1,500,000 shares of its common stock at a fixed price of $0.05 per share on an all-or-none, self-underwritten basis for the duration of the offering.

The proceeds from the sale of the shares in this offering must be made in the form of United States currency either by personal check, bank draft, bank wire transfer or by cashier’s check and made payable to "Capital Insight Partners, LLC., f/b/o Turnpoint Global, Inc.” and will be deposited in a non-interest bearing bank account with escrow agent Capital Insight Partners, LLC. until the escrow conditions are met and thus no interest shall be paid to any investor or to the Company.   In the event that any interest is earned on the funds in escrow it shall be for the sole benefit of the purchasers of securities in this offering. All subscription agreements and checks are irrevocable and should be delivered to Capital Insight Partners, LLC. at the address provided on the Subscription Agreement. Failure to do so will result in checks being returned to the investor who submitted the check.  The Escrow Agent, Capital Insight Partners, LLC. Meets the requirements of Rule 419(b)(1) of Regulation C.

All subscription funds will be held in escrow pending the closing of the fixed amount of 1,500,000 securities on an all-or-none basis , which no funds shall be released to Turnpoint Global, Inc. until such a time as the escrow conditions are met (see the section titled “Plan of Distribution” hererin) (completion of the post effective amendment, effectiveness and the completion of the reconfirmation offering) other than 10%  which may only be released to Turnpoint upon completion of the offering.  (see the section titled "Plan of Distribution" herein).   The offering will terminate on the earlier of: (i) the date when the sale of all 1,500,000 shares being sold by the issuer is completed, (ii) 180 days from the effective date of this document. The offering is for a fixed amount of 1,500,000 shares of common stock on an all-or-none basis and must be achieved prior to the termination of this offering or all funds will be refunded to investors.

If the fixed amount of 1,500,000 securities is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest (since the funds are being held in a non interest bearing account) or deduction of fees. The amount of funds actually collected in the escrow account from checks that have cleared the interbank payment system, as reflected in the records of Capital Insight Partners, LLC. (the insured depository institution), is the only factor assessed in determining whether the offering condition has been met.     The offering is for a fixed amount of 1,500,000 shares of common stock on an all-or-none basis and must be reached prior to the expiration date of the offering. The Company will cause to be issued stock certificates purchased within one (1) business day of the acceptance of the subscription agreement and confirmation of payment by the issuer (which may take up to five (5) business days and will within 1 day of issuance cause such shares to be delivered to the escrow agents account.

Our officers and directors may not purchase any shares covered by this registration statement.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The net offering proceeds, after deduction for offering expenses and sales commissions, and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (80% of the value of both the company and  shareholder offering) has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (minus up to 10% of the deposited funds may not be available to investors who do not reconfirm their investment as such funds may be released upon completion of the offering in accordance with Rule 419(b)(2)(iv) of Regulation C) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors and the Company will cease this offering.

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. The post effective amendment will contain information about the acquisition/merger candidate including their financials. The reconfirmantion is for the protection of the investors as investors will have an opportunity to review information on the merger/acquisition entity and to have their subscriptions canceled and payment refunded or reconfirm their subscriptions. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:
(1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

(2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3) If the Company does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the Deposited Funds ( and any related dividends ) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

(4) The acquisition(s) will be consummated only if investors having contributed 80% of the offering proceeds (both the company and the shareholder offering) elect to reconfirm their investments; and

(5) If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means and the Company will cease this offering.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Turnpoint Global, Inc. has not presently secured a transfer agent but will identify one prior to the filing of an application for trading in order to facilitate the processing of stock certificates. The Company expects to apply to have our securities quoted and that there is no guarantee that we will be accepted for quotation upon completion of the offering and a merger/acquisition and the reconfirmation offering.
The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following tables set forth summary financial data derived from Turnpoint Global, Inc. financial statements. Table A is the Audited Statement of Operations for the period from inception (February 17, 2010) through March 31, 2011.  Table B is the Unaudited Statements of Operations for the Three Months Ended  June 31, 2011 and the period from inception (February 17, 2010) through June 31, 2011.   The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

As shown in the financial statements accompanying this prospectus, Turnpoint Global, Inc.has had no revenues to date and has incurred only losses since its inception.  The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

Table A: Audited Statement of Operations data:

		From Inception	From Inception
	For the Year	on February 17,	on February 17,
	Ended	2010 Through	2010 Through
	March 31,	March 31,	March 31,
	2011	2010	2011
SALES	$-	$-	$-

OPERATING EXPENSES

General and administrative	4,790	3,360	8,150
Interest expense	384	-	384

Total Operating Expenses	5,174	3,360	8,534

LOSS FROM OPERATIONS	(5,174)	(3,360)	(8,534)

LOSS BEFORE INCOME TAXES	(5,174)	(3,360)	(8,534)
INCOME TAX EXPENSE	-	-	-

NET LOSS	$(5,174)	$(3,360)	$(8,534)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	8,500,000	8,500,000

Table B:  Unaudited Statements of Operations data:

			From Inception
			on February 17,
	For the Three Months Ended		2010 Through
	June 30,		June 30,
	2011	2010	2011

SALES	$-	$-	$-

OPERATING EXPENSES

General and administrative	6,110	2,000	14,260

Total Operating Expenses	6,110	2,000	14,260

LOSS FROM OPERATIONS	(6,110)	(2,000)	(14,260)

OTHER INCOME AND EXPENSE

Interest expense	(177)	-	(561)

Total Other Income and Expense	(177)	-	(561)

LOSS BEFORE INCOME TAXES	(6,287)	(2,000)	(14,821)
INCOME TAX EXPENSE	-	-	-

NET LOSS	$(6,287)	$(2,000)	$(14,821)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	8,500,000	8,500,000

RISK FACTORS

INVESTMENT IN THE SECURITIES OFFERED HEREIN IS SPECULATIVE, IS SUBJECT TO A NUMBER OF RISKS AND IS SUITABLE ONLY FOR INVESTORS OF SUBSTANTIAL FINANCIAL MEANS. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT DECISION CONCERNING THE COMMON STOCK. ONLY THOSE INVESTORS WHO ARE PREPARED TO POTENTIALLY RISK A TOTAL FINANCIAL LOSS OF THEIR INVESTMENT IN THIS COMPANY SHOULD CONSIDER INVESTING.

THE FACTORS SET FORTH BELOW, ALONG WITH THE OTHER INFORMATION CONTAINED HEREIN, SHOULD BE CONSIDERED CAREFULLY IN EVALUATING OUR PROSPECTS.  FURTHER, THIS DOCUMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS STATEMENTS OF OUR PLANS, GOALS, OBJECTIVES, EXPECTATIONS AND INTENTIONS.  THE CAUTIONARY STATEMENTS MADE IN THIS SECTION APPLY TO ALL FORWARD-LOOKING STATEMENT WHEREVER THEY APPEAR IN THIS DOCUMENT.  READERS ARE CAUTIONED THAT, WHILE THE FORWARD-LOOKING STATEMENTS REFLECT OUR GOOD FAITH BELIEFS, THEY ARE NOT GUARANTEES OF FUTURE PERFORMANCE, AND INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES.  IN ADDITION, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN AND OUR BUSINESS, OR FINANCIAL CONDITION OR THE RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED. THE MATERIAL FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES ARE DISCUSSED BELOW. IN THE EVENT THAT ACTUAL RESULTS DO NOT MEET EXPECTATIONS, THERE COULD BE A CONSEQUENT NEGATIVE EFFECT ON THE POSITION OF INVESTORS.

RULE 419 LIMITATIONS MAY LIMIT BUSINESS COMBINATIONS. Rule 419 requires that the securities to be issued and the funds received in this offering be deposited and held in an escrow account pending the completion of a qualified acquisition. Before the acquisition can be completed and before the funds and securities can be released, the Company will be required to update its registration statement with a post-effective amendment including audited financial statements from the target company. After the effective date of any such post-effective amendment, the Company is required to furnish investors with the new prospectus containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. Investors must decide to remain investors or require the return of their investment funds. Any investor not making a decision within 45 days of the effectiveness of the post effective amendment will automatically receive a return of his investment funds.

Although investors may request the return of their funds in connection with the reconfirmation offering required, the Company's shareholders will not be afforded an opportunity to approve or disapprove any particular transaction. See Risk Factor entitled "Conflicts of Interest."

NO AUDITED FINANCIAL STATEMENTS REQUIRED PRIOR TO BUSINESS COMBINATION BEING DEEMED PROBABLE MAY DECREASE CONFIDENCE IN AVAILABLE FINANCIALS.    The Company shall not require the business combination target to provide audited financial statements until it becomes probable that signing of a business combination agreement is likely (but prior to signing of any such agreement or submittal of the reconfirmation offering), thus there is the risk that the unaudited statements which are provided to the Company during its due diligence may contain errors that an audit would have found thus exposing the investors to the risk that the business combination target may not be as valuable as it appears during the combination approval process.

PROHIBITION TO SELL OR OFFER TO SELL SHARES IN ESCROW ACCOUNT MAY LIMIT LIQUIDITY FOR A SIGNIFICANT PERIOD OF TIME. It shall be unlawful for any person to sell or offer to sell Shares (or any interest in or related to the Shares) held in the escrow account other than pursuant to a qualified domestic relations order or by will or the laws of descent and distribution. As a result investors may be unable to sell or transfer their shares for a significant period of time.

DISCRETIONARY USE OF PROCEEDS; "BLANK CHECK" OFFERING LEADS TO UNCERTAINTY AS TO FUTURE BUSINESS SUCCESS. As a result of management's broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a "blank check" offering. Although substantially all of the net proceeds of this offering are intended generally to be applied toward effecting a Business Combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in the Company without an opportunity to evaluate the specific merits or risks of any one or more business combinations. There can be no assurance that determinations ultimately made by the Company relating to the specific allocation of the net proceeds of this offering will permit the Company to achieve its business objectives. See "Description of Business." The company has listed working capital as the use of proceeds of this offering thus giving the company considerable latitude without having to revise or deviate from its listed use of proceeds. See “Use of Proceeds”.

REGULATIONS CONCERNING "BLANK CHECK" ISSUERS MAY LIMIT BUSINESS COMBINATIONS. The ability to register or qualify for sale the Shares for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities of "blank check" issuers, such as the Company, within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, may not register the Shares for sale in their states. Because of such regulations and other restrictions, the Company's selling efforts, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the Shares have been registered thus limiting the issuers ability to complete this offering.

NO OPERATING HISTORY OR REVENUE AND MINIMAL ASSETS RESULTS IN POSSIBLE LACK OF SUCCESS. The Company has had no operating history nor any revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a profitable business opportunity. This may lessen the possibility of finding a suitable acquisition or merger candidate as such loss would be inherited on their financial statements. There is no assurance that the Company can identify such a business opportunity and consummate such a business combination.

SPECULATIVE NATURE OF COMPANY'S PROPOSED OPERATIONS RESULTS IN POSSIBLE LACK OF SUCCESS. The success of the Company's proposed plan will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combinations with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria thus making risk evaluations difficult. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company's operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond the Company's control.

SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS MAY LIMIT BUSINESS COMBINATIONS. The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete in seeking merger or acquisition candidates with numerous other small public companies. Therefore this competition may result in the company being unable to complete its business plan of completing an acquisition or merger.

NO AGREEMENT FOR BUSINESS COMBINATION OR OTHER TRANSACTION - NO STANDARDS FOR BUSINESS COMBINATION MAY RESULT IN THE COMPANY BEING UNABLE TO COMPLETE ITS BUSINESS PLAN. The Company has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private entity. There can be no assurance the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluations. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities. There is no assurance the Company will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which the Company would not consider a business combination in any form with such business opportunity. Any such business transaction is required to involve an entity for which the fair market value of the entity represents at least 80% of the entire offering proceeds in this offering.

CONTINUED MANAGEMENT CONTROL, LIMITED TIME AVAILABILITY MAY LIMIT BUSINESS COMBINATIONS. While seeking a business combination, management anticipates devoting up to ten hours per month to the business of the Company. The Company's officer has not entered into a written employment agreement with the Company and is not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on its officers and directors. Notwithstanding the combined limited experience and time commitment of management, loss of the services of these individuals would adversely affect development of the Company's business and its likelihood of continuing operations and completing its business plan. See " DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS."

CONFLICTS OF INTEREST OFFICERS AND DIRECTORS MAY RESULT IN LOSS OF BUSINESS OR FAILURE TO COMPLETE A MERGER OR ACQUISITION OR AT LESS PROFIT. The Company's officer(s) and director(s) may in the future participate in other business ventures which compete directly with the Company. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event the Company's officer(s) and director(s) is involved in the management of any firm with which the Company transacts business. The Company's Board of Directors has adopted a resolution which prohibits the Company from completing a merger with, or acquisition of, any entity in which management serves as officer, director or partner, or in which he or his family members own or hold any ownership interest. Management is not aware of any circumstances under which this policy could be changed while current management is in control of the Company. These limitation may limit the number of opportunities for a merger or acquisition. Our officers and directors are as of the date of this prospectus not participating in any other blank check business ventures. See "DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS."

REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE ACQUISITION LIMITING ACQUISITION PROSPECTS. The Company will be required to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION MAY LIMIT THE COMPANY’S ABILITY TO FIND PROSPECTIVE CANDIDATES FOR ACQUISITION. The Company has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by the Company. Moreover, the Company does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

LACK OF DIVERSIFICATION INCREASES THE RISK THAT THE COMPANY WILL CEASE TO DO BUSINESS. The Company's proposed plan , even if successful, will in all likelihood result in the Company engaging in a business combination with only one business opportunity. Consequently, the Company's activities will be limited to those engaged in by the business opportunity which the Company merges with or acquires. The Company's inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations potentially causing the company to cease to do business.

POSSIBLE INVESTMENT COMPANY ACT REGULATION LIMITS POSSIBLE ACQUISITION CANDIDATES AND INCREASE COSTS. Although the Company will be subject to regulation under the Securities Exchange Act of 1933, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.

PROBABLE CHANGE IN CONTROL AND MANAGEMENT MEANS INABILITY TO FULLY GAUGE MANAGEMENT RISK AND UNCERTAIN MANAGEMENT FUTURE. A business combination involving the issuance of the Company's common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in the Company. Any such business combination may require management of the Company to sell or transfer all or a portion of the Company's common stock held by him, or resign as a member of the Board of Directors of the Company. The resulting change in control of the Company could result in removal of the present officer(s) and director(s) of the Company and a corresponding reduction in or elimination of his participation in the future affairs of the Company.

REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING A BUSINESS COMBINATION WOULD RESULT IN DILUTION. The Company's primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in the Company issuing securities to shareholders of such private company. The issuance of previously authorized and unissued common stock of the Company would result in reduction in percentage of shares owned by present and prospective shareholders of the Company and would most likely result in a change in control or management of the Company.
DISADVANTAGES OF BLANK CHECK OFFERING MAY DISCOURAGE BUSINESS COMBINATIONS. The Company may enter into a business combination with an entity that desires to establish a public trading market for its shares. A potential business combination candidate may find it more beneficial to go public directly rather than through a combination with a blank check company as the blank check has the requirements of a post effective amendment and having to clear its application to trade using information provided by the Company rather than its own internal information. This process may be more complicated and complex due to the acquisition with a blank check than if the company had gone public directly. In addition the Company would continue to have the expenses of filings under the Securities Exchange Act of 1934 (10K’s, Q’s and 8K’s among others) during these processes.

FEDERAL AND STATE TAXATION OF BUSINESS COMBINATION MAY DISCOURAGE BUSINESS COMBINATIONS. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax- free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction, reduce the future value of the shares and potentially discourage a business combination.

BLUE SKY CONSIDERATIONS MAY LIMIT SALES IN CERTAIN STATES MAY LIMIT OR PRECLUDE ACQUISITION CANDIDATES. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and the Company has no current plans to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of the Company's securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind-pool or "blank-check" securities. Accordingly, investors should consider any potential secondary market for the Company's securities to be a limited one.

PURCHASERS IN THIS OFFERING WILL HAVE NO OR LIMITED CONTROL OVER DECISION MAKING BECAUSE THE COMPANY’S OFFICERS AND DIRECTORS CONTROL A MAJORITY OF THE ISSUED AND OUTSTANDING COMMON STOCK.

Bo Falkman, an officer and a director of the company, beneficially owns 82.35% of the outstanding common stock at the present time. Bertil Olsson, an officer and director of the company, beneficially owns 17.65% of the outstanding common stock at the present time.  As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors. In the event the offering of the fixed amount of 1,500,000 securities is attained, Mr. Falkman will own 70.00% of our outstanding common stock and Mr. Olsson will own 15.00% of our outstanding common stock.   This concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event the Company enters into transactions which require stockholder approval. In addition, certain provisions of our certificate of incorporation and bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our company. This could limit the price (if any) that certain investors might be willing to pay in the future for shares of our common stock. Certain provisions of our certificate of incorporation and bylaws allow us to issue preferred stock without any vote or further action by the stockholders, to eliminate the right of stockholders to act by written consent without a meeting, to specify advance notice and other procedures for director nominations by stockholders and submission of other proposals for consideration at stockholder meetings, and to eliminate cumulative voting in the election of directors. Certain provisions of Delaware law applicable to us could also delay or make more difficult a merger, tender offer or proxy contest involving us, including Section 203, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years unless certain conditions are met. The procedures required for director nominations and stockholder proposals under Delaware law could have the effect of delaying, deferring or preventing a change in control of the company, including without limitation, discouraging a proxy contest or making more difficult the acquisition of a substantial block of our common stock. These provisions of Delaware law, our certificate of incorporation, and our bylaws may have the effect of delaying or preventing changes in control or management of the Company, which could have an adverse effect on the market price of our Common Stock.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE OUR STOCK WILL BE SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, thereby reducing the level of trading activity in any secondary market that may develop for our shares.  Consequently, customers in our securities may find it difficult to sell their securities, if at all.

ONE OR MORE OF OUR OFFICER(S) AND/OR DIRECTORS IS/ARE FOREIGN NATIONAL(S)

Because one or more of our officer(s) and/or director(s) are located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us or any of these foreign nationals or residents. In the future, if we are successful in executing our business, we may have assets located outside of the United States. In addition, the officers and directors are nationals and/or residents of countries of Sweden, and all or a substantial portion of such person's assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or the Company, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of those foreign countries  and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our director and officer predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in those  or other jurisdictions against us or the company  predicated upon the securities laws of the United States or any state thereof.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION.

Bo Falkman and Bertil Olsson, who both serve as an either an officer and director or both, acquired a total of 8,500,000 restricted shares of our common stock at a price valued at the par value of $0.0003.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial "dilution."  Therefore, the investors in this offering will bear a substantial portion of the risk of loss.  Additional sales of our common stock in the future could result in further dilution.  Please refer to the section titled "Dilution" herein.

ALL OF OUR PRESENTLY ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED.  WHEN THE RESTRICTION ON ANY OR ALL OF THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock (8,500,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at any time previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

THE COMPANY IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN.

The common shares are being offered by Bo Falkman, an officer and a director of the Company and Mr. Bertil Olsson, an officer and director of the Company, on a best-efforts, all-or-none basis.  No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares.  There are no firm commitments to purchase any of the shares in this offering.  Consequently, there is no guarantee that the Company, through its officers and directors, is capable of selling all, or any, of the common shares offered hereby.

THE COMPANY MAY LOSE ITS TOP MANAGEMENT WITHOUT EMPLOYMENT AGREEMENTS.

Our operations depend substantially on the skills, knowledge and experience of Bo Falkman, our sole officer and a director of the Company, along with Bertil Olsson, our Secretary and Director. The Company has no other full or part-time individuals devoted to the development of our company.  Furthermore, the Company does not maintain key man life insurance.  Without an employment contract, we may lose Mr. Falkman and or Mr. Olsson the officer and directors of the Company, to other pursuits without a sufficient warning and, consequently, we may be forced to terminate our operations.

Mr. Falkman and Mr. Olsson, the officer and directors of the Company, are involved in other opportunities and may face a conflict in selecting between the Company and other interests and opportunities.  We have not formulated a policy for the solution of such conflicts and potential losses.  If we lose Mr. Falkman and Mr. Olsson to other pursuits without a sufficient warning, we may be forced to terminate our operations.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.  Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.  Investors relying upon this misinformation may make an uninformed investment decision.

IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN, INVESTORS MAY FACE A COMPLETE LOSS OF THEIR INVESTMENT.

As of the date of this Prospectus, we have  not started any  operations and generated no revenues.  Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm's report to the financial statements included in the registration statement, of which this prospectus is a part.  If our business fails, the investors in this offering may face a complete loss of their investment.

OUR SOLE OFFICERS AND DIRECTORS WORKS ON A PART-TIME BASIS.  AS A RESULT, WE MAY BE UNABLE TO DEVELOP OUR BUSINESS AND MANAGE OUR PUBLIC REPORTING REQUIREMENTS.

Our operations depend on the efforts of Mr. Falkman and Mr. Olsson, the officer and directors of the Company. Mr. Falkman and Mr. Olsson have no experience related to public company management. Because of this, we may be unable to offer and sell the shares in this offering and develop and manage our business.  The Company cannot guarantee you that it will overcome any such obstacles.

Mr. Falkman and Mr. Olsson are involved in other opportunities and may face a conflict in selecting between the Company and other business interests or opportunities.  We have not formulated a policy for the resolution of such conflicts.  If we lose Mr. Falkman and Mr. Olsson to other pursuits without a sufficient warning, the Company may, consequently, be forced to terminate operations and go out of business.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed services that we expect to market, our ability to establish a substantial customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

There may be other risks and circumstances that management may be unable to predict.  When used in this document, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

FOR ALL OF THE AFORESAID REASONS AND OTHERS SET-FORTH AND NOT SET-FORTH HEREIN, THE SHARES OFFERED HEREIN INVOLVE A HIGH DEGREE OF RISK.  ANY PERSON CONSIDERING THE PURCHASE OF THESE SHARES SHOULD BE AWARE OF THESE RISKS AND OTHER FACTORS SET-FORTH IN THIS MEMORANDUM AND SHOULD CONSULT WITH HIS/HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE COMPANY.  THE SHARES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

ITEM 4 - USE OF PROCEEDS

Selling all of the shares in the offering will result in $75,000 gross proceeds to TGI.  We expect to disburse the proceeds from this offering in the priority set forth below within the first 12 months after successful closing of this offering.   Furthermore, all the allocations set forth in the table below are estimates of management.  If the total of $75,000 offering is not achieved within 180 days (unless extended) of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.

The Company intends to use the proceeds from this offering as follows (1):

Application of Proceeds	$	% of total

Total Offering Proceeds	75,000	100.00

Legal & Professional Fees	3,800	5.07
Accounting Fees	2,200	2.93
Escrow Fees	1,000	1.33
Blue-sky fees	500	0.67
Total Offering Expenses (3)	7,500	10.00

Net Proceeds from Offering	67,500	90.00

Use of Net Proceeds
Working Capital (2)	67,500	86.67

Total Use of Net Proceeds	67,500	86.67

Total Use of Proceeds	75,000	100.00

(1)
The proceeds from this offering, other than 10% of the proceeds that may be released in accordance with Rule 419, will not become available until an acquisition meeting certain specified criteria has been consummated and 80% of investors reconfirm their investment in accordance with the procedures set forth in Rule 419.

(2)	Working Capital will be given to the target to use as they see fit.

(3)	Represents 10% releasable to the Company under Rule 419.

ITEM 5 - DETERMINATION OF OFFERING PRICE
DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

ITEM 6 – DILUTION

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution figures based on Unaudited Financial Statements dated June 30, 2011

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of TGI’s issued and outstanding stock. This is due in part because of the common stock issued to the TGI’s officer and directors totaling 8,500,000 shares at par value $0.0003 per share versus the current offering price of $0.05 per share.  TGI’s net book value on June 30, 2011 was $(11,710). Assuming all 1,500,000 shares offered are sold, and in effect TGI receives the maximum estimated proceeds of this offering from shareholders, TGI’s net book value will be approximately $0.00558 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.04442 per share while the TGI present stockholders will receive an increase of $0.00696 per share in the net tangible book value of the shares that they hold. This will result in an 88.84% dilution for purchasers of stock in this offering.

This table represents a comparison of the prices paid by purchasers of the common stock in this offering and the individuals who purchased shares in TGI previously:
Maximum
Offering

Book Value Per Share Before the Offering	$(.00138)
Book Value Per Share After the Offering	$0.00558
Net Increase to Original Shareholders	$0.00696
Decrease in Investment to New Shareholders	$0.04442
Dilution to New Shareholders (%)	88.84%

ITEM 7 – SELLING SHAREHOLDERS

SELLING SHAREHOLDERS

There are no selling shareholders in this offering

ITEM 8 - PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

Turnpoint Global, Inc. is offering, on a best-effort, self-underwritten, all-or-none basis, a maximum of 1,500,000 shares of its common stock at a fixed price of $0.05 per share for the duration of the offering.

The proceeds from the sale of the shares in this offering must be made in the form of United States currency either by personal check, bank draft, bank wire transfer or by cashier’s check and made payable to "Capital Insight Partners, LLC., f/b/o Turnpoint Global, Inc.” and will be deposited in a non-interest bearing bank account with escrow agent Capital Insight Partners, LLC. until the escrow conditions are met and thus no interest shall be paid to any investor or to the Company. In the event that any interest is earned on the funds in escrow it shall be for the sole benefit of the purchasers of securities in this offering. All subscription agreements and checks are irrevocable and should be delivered to Turnpoint Global, Inc., at the address provided on the Subscription Agreement. Failure to do so will result in checks being returned to the investor who submitted the check.  The Escrow Agent, Capital Insight Partners, LLC. Meets the requirements of Rule 419(b)(1) of Regulation C

All subscription funds will be held in escrow pending the achievement of the closing of the fixed amount of 1,500,000 securities on an all-or-none basis, which no funds shall be released to Turnpoint Global, Inc. until such a time as the escrow conditions are met (see the section titled “Plan of Distribution” hererin) (completion of the post effective amendment, effectiveness and the completion of the reconfirmation offering) other than 10%  which may only be released to Turnpoint upon completion of the offering.  (see the section titled "Plan of Distribution" herein).  The offering will terminate on the earlier of: (i) the date when the sale of all 1,500,000 shares being sold by the issuer is completed, (ii) 180 days from the effective date of this document. The offering is for a fixed amount of 1,500,000 shares of common stock on an all-or-none basis and must be achieved prior to the termination of this offering or all funds will be refunded to investors.

If the fixed amount of 1,500,000 securities is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest (since the funds are being held in a non interest bearing account) or deduction of fees. The amount of funds actually collected in the escrow account from checks that have cleared the interbank payment system, as reflected in the records of Capital Insight Partners, LLC. (the insured depository institution), is the only factor assessed in determining whether the offering condition has been met.    The offering is for a fixed amount of 1,500,000 shares of common stock on an all-or-none basis and must be reached prior to the expiration date of the offering. The Company will cause to be issued stock certificates  purchased within one (1) business day of the acceptance of the subscription agreement and confirmation of payment by the issuer (which may take up to five (5) business days and will within 1 day of issuance cause such shares to be delivered to the escrow agents account.

Our officers and directors may not purchase any shares covered by this registration statement.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The net offering proceeds, after deduction for offering expenses and sales commissions, and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (80% of the value of both the company and shareholder offering) has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (minus up to 10% of the deposited funds may not be available to investors who do not reconfirm their investment as such funds may be released upon completion of the offering in accordance with Rule 419(b)(2)(iv) of Rugulation C) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors and the Company will cease this offering.

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. The post effective amendment will contain information about the acquisition/merger candidate including their financials. The reconfirmantion is for the protection of the investors as investors will have an opportunity to review information on the merger/acquisition entity and to have their subscriptions canceled and payment refunded or reconfirm their subscriptions. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

(2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3) If the Company does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the Deposited Funds (and any related dividends) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

(4) The acquisition(s) will be consummated only if investors having contributed 80% of the offering proceeds (both the company and the  shareholder offering) elect to reconfirm their investments; and

(5) If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means and the Company will cease this offering.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Turnpoint Global, Inc. has not presently secured a transfer agent but will identify one prior to the filing of an application for trading in order to facilitate the processing of stock certificates. The Company expects to seek quotations for its securities upon completion of the offering and a merger/acquisition and the reconfirmation offering.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

There is no public market for our common stock.  Our common stock is currently held by two (2) shareholders of record.  Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association other than informally contacting potential market makers in an effort to initiate discussions on the matter. We have not secured any broker/dealers with regard to assisting us to apply for such listing. We are unable to estimate when we might successfully secure a market maker willing to apply for quotation on our behalf. Moreover, we have included the following discussion pertaining to the Over-the-Counter Bulletin Board: the shares you may purchase are not quoted or listed on any exchange. We intend to have our common stock quoted on the OTC Bulletin Board®. However, there is no assurance that we will be successful in finding a market maker who will be successful at having our shares quoted. Further, even assuming we do locate such a market maker, it could take several months before the market maker’ listing application for our shares is approved.

The OTC Bulletin Board® is maintained by the Financial Industry Regulatory Authority (FINRA). The securities quoted on the Bulletin Board are not listed or quoted on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board®, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a “penny stock.” A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts, all-or-none basis utilizing the efforts of Bo Falkman, an officer and a director, and Mr. Bertil Olsson, an officer and a director of the Company.  Potential investors include, but are not limited to, family, friends and acquaintances of Mr. Falkman, Mr. Olsson and their associates.  The intended methods of communication include, without limitation, telephone and personal contact.  In their endeavors to sell this offering, they will not use any mass advertising methods such as the internet or print media.

Funds received in connection with sales of our securities will be transmitted immediately into a trust account until the fixed amount of 1,500,000 securities is sold.  There can be no assurance that all, or any, of the shares will be sold.

Mr. Falkman and Mr. Olsson will not receive commissions for any sales originated on our behalf.  We believe that Mr. Falkman and Mr. Olsson are exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.  In particular, as to Bo Falkman, and Bertil Olsson, they:

1.	Are not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his or her participation; and

2.	Are not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	Are not an associated person of a broker or dealer; and

4.	Meets the conditions of the following:

a.	Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.	Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c.
Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within rule 415 Registration.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The net offering proceeds, after deduction for offering expenses and sales commissions, and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419 once the offering has been fully completed and escrow agent receives a written request of the registrant, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (80% of the value of the amount of both the company and shareholder offering) has been consummated and a sufficient number of investors (holders of 80% of the shares sold hereunder both company and shareholder sales) reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors and the Company will cease this offering.

The proceeds from the sale of the shares in this offering must be made in the form of United States currency either by personal check, bank draft, bank wire transfer or by cashier’s check and made payable to "Capital Insight Partners, LLC., f/b/o Turnpoint Global, Inc.” ("Escrow Account") and will be deposited in a non-interest bearing bank account at escrow agent Capital Insight Partners, LLC. until the escrow conditions are met.  In the event that interest is earned on the deposit such interest shall be for the sole  benefit of the purchasers from this offering. No interest will be paid to any shareholder or the Company.  All subscription agreements and checks are irrevocable.    All subscription funds will be held in the Escrow Account until the offering has been fully completed and escrow agent receives a written request of the registrant at which time 10% of the proceeds may be release to the company and no other funds shall be released to Turnpoint Global, Inc. until such a time as the escrow conditions are met. The Escrow agent will determine whether the escrow conditions have been met solely based upon its account records as the insured depository institution. Thereafter, this escrow agreement shall terminate.  The offering will terminate on the earlier of: (i) the date when the sale of all 1,500,000 shares being sold by the issuer is completed, (ii) 180 days from the effective date of this document. The offering is for a fixed amount of 1,500,000 shares of common stock on an all-or-none basis and must be achieved prior to the termination of this offering or all funds will be refunded to investors.  The fee of the Escrow Agent is $1,000.00.  Any subscribers will be notified of in writing a minimum of 20 days prior to the beginning of any extension in the offering period.

Investors can purchase common stock in this offering by completing a Subscription Agreement [attached hereto as Exhibit 99] and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, wire transfer, or cashier’s check. There is no minimum investment by any individual investor of shares required to be purchased. All subscription agreements and checks are irrevocable. The Subscription funds may be released upon consummation of an acquisition meeting the Rule 419 requirements, or in the event no such acquisition is completed, 18 months after the date of effectiveness. Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without an further communication with to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

ITEM 9 - DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

Turnpoint Global, Inc. is authorized to issue 10,000,000 shares of common stock, $0.0003 par value.  The company has issued 8,500,000 shares of common stock to date held by two (2) shareholders of record.

The holders of Turnpoint Global, Inc.’s common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;
2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or otherwise winding up of corporate affairs;
3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
4.	Are entitled to one vote per share on all matters on which stockholders may vote.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

The Company has no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREEMPTIVE RIGHTS

No holder of any shares of Turnpoint Global, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of Turnpoint Global, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, Turnpoint Global, Inc. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions.  The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Turnpoint Global, Inc. will make available to its shareholders annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

ITEM 10 - INTEREST OF NAMED EXPERTS AND COUNSEL

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The Law Offices of Harold P. Gewerter, Esq., Ltd., 2705 Airport Road, North Las Vegas, Nevada 89032, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

The financial statements for the years ended March 31, 2011 and 2010 included in this prospectus have been audited by M&K CPAs, PLLC which are independent certified public accountants, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee

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ITEM 11 - INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business Summary

Turnpoint Global, Inc. ("TGI" or the "Company"), was originally incorporated in the State of Delaware on February 17, 2010. The Company is a development stage company.

The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein. In order to provide further assurances that no trading will occur in the Company's securities until a merger or acquisition has been consummated, the shareholder has agreed to place his respective stock certificate with the Company's legal counsel, who will not release these respective certificates until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated. However, while management believes that the procedures established to preclude any sale of the Company's securities prior to closing of a merger or acquisition will be sufficient, there can be no assurances that the procedures established herein will unequivocally limit any shareholder's ability to sell their respective securities before such closing.

Number of Total Employees and Number of Full Time Employees

Turnpoint Global, Inc. is currently in the development stage.   During this development period, we plan to rely exclusively on the services of our officers and directors to move forward with our plan.  We believe that our operations are currently on a small scale and manageable by us. There are no full time employees to date.  The responsibilities are mainly administrative at this time, as our operations are minimal.

DESCRIPTION OF PROPERTY

TGL uses an administrative office located at Hamngatan 4, 65224 Karlstad, Sweden.  Mr. Falkman, an officer and director of the Company, provides the office space free of charge and no lease exists.  We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

No officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

MARKET PRICE OF AND DIVIDENDS ON THE ISSUER’S COMMON STOCK

Market Price

As of the date of this prospectus, there is no public market in Turnpoint Global, Inc. common stock.  This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares.  However, there can be no assurance that a meaningful trading market will develop.  Turnpoint Global, Inc. and its management make no representation about the present or future value of our common stock.

As of the date of this prospectus,

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Turnpoint Global, Inc.;
2. There are currently 8,500,000 shares of our common stock held by our shareholders that are not eligible to be sold pursuant to Rule 144 under the Securities Act;
3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

All of the presently outstanding shares of common stock (8,500,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which shall become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at any time previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founder of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

HOLDERS

As of the date of this prospectus, Turnpoint Global, Inc. has 8,500,000 shares of $0.0003 par value common stock issued and outstanding held by two (2) shareholders of record.

DIVIDENDS

We have neither declared nor paid any cash dividends on either our preferred or common stock.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our preferred or common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

PLAN OF OPERATION

Turnpoint Global, Inc. was incorporated on February 17, 2010.

The Registrant intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. The Registrant has no acquisitions in mind and has not entered into any negotiations regarding such an acquisition. Neither the Company's officers, directors, promoter nor any affiliates thereof have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date of this registration statement. As such, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.  The Company has had no operating history nor any revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously.  Management has agreed to provide the funds necessary to conduct search activities at no expense to the Company.  The cost of the Escrow Agreement is $1,000 and is budgeted in the “Use of Proceeds” section herein.

The Company will obtain audited financial statements of a target entity and reconfirmation offering prior to the consummation of the merger/acquisition. The Board of Directors does intend to obtain certain assurances of value of the target entity's assets prior to considering such a transaction. These assurances consist mainly of financial statements. The Company will also examine business, occupational and similar licenses and permits, physical facilities, trademarks, copyrights, and corporate records including articles of incorporation, bylaws and minutes if applicable. In the event that no such assurances and audited statements are provided the Company will not move forward with a combination with this target. Closing documents relative thereto will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing documents.

The Registrant has no full time employees. The Registrant's officers have agreed to allocate a portion of their time to the activities of the Registrant, without compensation. Management anticipates that the business plan of the Company can be implemented by our officers devoting approximately 10 hours each per month to the business affairs of the Company and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officers. See "DIRECTORS, EXECUTIVE OFFICERS"

The Company is filing this registration statement on a voluntary basis because the primary attraction of the Registrant as a merger partner or acquisition vehicle will be its status as an SEC reporting company. Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to present stockholders of the Registrant.

GENERAL BUSINESS PLAN

The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company will upon effectiveness be required to file periodic reports as required by Item 15(d) of the Exchange Act and also the Company  intends to file a Form 8A registering the company under Section 12G of the Exchange Act within 5 business days of the effectiveness of this registration statement. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. See "Financial Statements." This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

One of the methods the Company will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal and similar publications periodically seeking companies which are looking to merge with a public shell. Other methods included personal contacts and contacts gained through social networking. There is no evidence showing that these methods of identifying a suitable merger opportunity will be successful.

The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

The Company has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the time required to conduct an initial public offering in which the time factor to become a publicly registered company can vary widely (could be as short as a month or take several years for example) and is unpredictable. A business combination with The Company may eliminate some of those unpredictable variables as the initial review process on a large active business could easily extend over a period of a year or more requiring multiple audits and opinions prior to clearance (a registration statement requires financials current within 135 days of the effectiveness of the registration statement, year end audits are required annually and an opinion letter for a registration can go stale---which could result in multiple audits and opinion letters on a large filing which may take over a year for effectiveness. On the other hand a business combination with the Company may raise other variables such as the history of the Company having been out of the targets control and knowledge. Thus they have to rely on the representations of the Company in their future filings and decisions. In addition, the additional step of a business combination may increase the time necessary to process and clear an application for trading. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-KSB's, agreements and related reports and documents. The 8-K which must be filed upon the completion of a merger or acquisition requires all of the information normally disclosed in the filing of a Form 10. This would include audited financial statements, description of business, officer and director information and MD & A. In addition, once an acquisition is complete 10Q’s have to be filed quarterly, 10K’s annually and 8K upon the occurrence of any material change. Depending upon the size of the company these costs could easily reach into the hundreds of thousands of dollars. Once deemed a Shell Company, as is the designation of our Company ; Rule imposes additional restrictions on securities sought to be sold or traded under Rule 144. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act. Nevertheless, the officers and directors of the Company have not conducted market research and is not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the officers and directors of the Company, who are not a professional business analysts. Management intends to concentrate on identifying preliminary prospective business opportunities which may be brought to their attention through present associations of the Company's officers and directors. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. Management will meet personally with management and key personnel of the business opportunity as part of his investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors. The Company will not acquire or merger with any company for which audited financial statements cannot be obtained.

Management of the Company, while not experienced in matters relating to the new business of the Company, will rely upon their own efforts in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors, other than the Company's legal counsel and accountants, will be utilized by the Company to effectuate its business purposes described herein. However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as the Company has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, the Company's management has never used outside consultants or advisors in connection with a merger or acquisition as management has not previously been involved in any blank check companies.

The Company will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition. The Company also has no plans to conduct any offerings under Regulation S.

ACQUISITION OF OPPORTUNITIES

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholder of the Company will no longer be in control of the Company. In addition, the Company's director(s) may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders.

No transfer or sales of any shares held in escrow shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition and the Company is no longer considered a "shell" company. Until such time as this occurs, the Company will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on the value of the Company's securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax- free" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").

With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of the Company which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then-shareholders.

The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

As stated herein above, the Company will not acquire or merge with any entity which cannot provide independent audited financial statements. The Company will need to file such audited statements as part of its post effective amendment (reconfirmation). The Company is subject to all of the reporting requirements included in the 34 Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of an agreement for a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable). The company also has to file its Post Effective amendment upon the signing of a merger/acquisition agreement. If such audited financial statements are not available within time parameters necessary to insure the Company's compliance with the requirements of the 33 and 34 Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents the Company will not proceed with the transaction or post effective amendment/reconfirmation offering.

The Company's officers and directors have verbally agreed that they will advance to the Company any additional funds which the Company needs for operating capital and for costs in connection with searching for or completing an acquisition or merger. They have also agreed that such advances will be made interest free without expectation of repayment. There is no dollar cap on the amount of money which they may advance to the Company. The Company will not borrow any funds from anyone for the purpose of repaying advances made by the shareholder, and the Company will not borrow any funds to make any payments to the Company's promoters, management or their affiliates or associates.

The Board of Directors has passed a resolution which prohibits the Company from completing an acquisition or merger with any entity in which the Company's Officer(s), Director(s) or their affiliates or associates serve as an officer or director or hold any ownership interest. Management is not aware of any circumstances under which this policy, through their own initiative may be changed.

COMPETITION

The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors.

CRITICAL ACCOUNTING POLICIES

A.	BASIS OF ACCOUNTING

The financial statements are prepared using the accrual method of accounting.  The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.  The Company has elected a March 31st year end.

B.	BASIC EARNINGS PER SHARE

The Company has adopted ASC Topic 260 “Earnings per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.  There are no dilutive shares outstanding.

No significant realized exchange gains or losses were recorded from audit period inception (February 17, 2010) to March 31, 2011 and from unaudited period inception (February 17, 2010) to June 30, 2011.

C.	CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $0 in cash and cash equivalent at audited period ending March 31, 2011 and the Company had $0 in cash and equivalents at unaudited period ending June 30, 2011.

D.	USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

E.	INCOME TAXES

Deferred  income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with ASC Topic 740, “Accounting for Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

NEW ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FISCAL DISCLOSURE

None.

FINANCIAL DISCLOSURE

Our fiscal year end is March 31.  We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports.  The audited financial statements for the period from the date of incorporation, February 17, 2010, to March 31, 2011 are located in the section titled “Financial Statements”.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office.  Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)
Bo Falkman (2)	53	President, Treasurer, and Director	Since Inception

Bertil Olsson (2)	67	Secretary and Director	Since Inception

Notes:

(1) Our directors will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified.  At the present time, our officers were appointed by our directors and will hold office until resignation or removal from office.

(2) Mr. Falkman and Mr. Olsson have outside interests and obligations to other than Turnpoint Global, Inc.  Mr. Falkman and Mr. Olsson intend to spend approximately 10-15 hours per week on our business affairs. At the date of this prospectus, Turnpoint Global, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Bo Falkman – President, Treasurer, and Director – Chairman of the Board, Clarinova AB, from 2008 – present.  Clarinova is a public relations, advertising and communications company based in Karlstad, Sweden.  Chairman of Adviselab AB, 2000 - present.  Mr. Falkman founded Adviselab as a consultation and sports player representation company.  Chairman of the Board EQ Solutions AB, from 2009 – present and is based in Karlstad, Sweden.  Director, Clarinova Ltd., from 2010 - present.  Clarinova Ltd. Is an Ireland based company and its primary business is financial services.  Owner of Nitidus HB, from 1984 - present.  Nitidus HB is a sports consultancy company where Mr. Falkman acts as a hockey agent and as a sports consultant focusing on European sports management.  Chairman of the Board - Environiq AB (publ) from 2001-2010.  Environiq AB’s primary business was consultancy work for Swedish municipalities in real estate and related strategic issues pertaining to the sports sector.  Mr. Falkman has spent decades working within the sports industry which has provided him with a substantial network of contacts within the industry both in Sweden and internationally.

Mr. Falkman’s current endeavor includes working with the industrial and business side of the development of the alginate products for sports surfaces in Scandinavia. He has direct and daily contact with the management of AET and Ophiolite who are the companies that control the exclusive rights for the Tilco products. As Chairman of the Board of EQS AB (www.eqsolutions.se) Mr. Falkman knows what we (TGI) will require of the companies that we will partner with in North America. The business and marketing side of the alginates for sports surfaces was originally developed in Sweden and Norway and is readily adaptable to the North American marketplace.  Throughout Mr. Falkman’s career working as a sports player representative he has cultivated an extensive network of contacts within the sports industry in North America.  These contacts include architectural firms as well as construction companies related to the sports industry.  Mr. Falkman intends to utilize this network to assist TGI in finding partners and complementing business both within the sports surface industry and as well the segments where the foam glass will be applicable.   Mr. Falkman has no experience as an officer or director of a blank check company.

Bertil Olsson – Secretary, Director, Chief Financial Officer and Chief Accounting Officer – Mr. Olsson is currently the CEO of Global Business Consultancy Firm headquartered in Karlstad, Sweden.  He founded the firm in 1992 which provides financial consultancy services for institutions, and public and private businesses.  Under Mr. Olsson’s direction, the firm has grown to include multiple disciplines including accounting, trading, real estate acquisition and development, an energy sector, and regulatory compliance planning and professional formulation and implementation of business strategies.  Prior work experience includes CEO of a Swedish Commodity Trading Corporation from 1986-1992.  The Corporation specialized in the acquisition of commodities, speculation on future contracts, and provided trading services to private clientele.  From 1978-1986 Mr. Olsson was the CEO of an Accountancy Firm based in Karlstad, Sweden.  His firm provided accounting services for private clientele, represented parties before audit teams and the firm specialized in international taxation law.  Mr. Olsson holds a degree in Accounting as a Certified Accountant and received his Master’s in Business Administration in 1971.  Other accolades include: from 1994-1998 Mr. Olsson was appointed as a counselor to the Vatican where he worked establishing new embassies, worked in Moscow with residency matters of citizens, traveled extensively in African States to examine the Vatican's ability to set up schools, hospitals, etc.

Mr. Olsson has over 19 years of experience consulting private and public companies on business implementation and strategies on a global basis.  His international business experience will be a valued asset during Turnpoints’ developmental stage.  In addition, Mr. Olsson’s extensive and comprehensive accounting background will be invaluable while cultivating the Company to planned profitability.  Mr. Olsson has no experience as an officer or director of a Blank Check company.
Board Committees

Turnpoint Global, Inc. has not yet implemented any board committees as of the date of this prospectus except for the audit committee which consists of Mr. Bertil Olsson.

Directors

The maximum number of directors Turnpoint Global, Inc. is authorized to have is seven (7).  However, in no event may the Company have less than one director.  Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Bo Falkman President, Treasurer and Director	2010	0	-	-	-	-	-	-
Bertil Olsson Secretary, Director,	2010	0	-	-	-	-	-	-
Chief Financial Officer and Chief Accounting Officer		-	-	-	-	-	-	-

DIRECTORS' COMPENSATION

Directors are not entitled to receive compensation for services rendered to Turnpoint Global, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director and they will not receive any compensation from the offering proceeds.
EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since Turnpoint Global, Inc.’s incorporation on February 17, 2010, we have not paid any compensation to any officer, director or employee and they will not receive any compensation from the offering proceeds.   We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Turnpoint Global, Inc. currently does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers one directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares	Amount of Beneficial Ownership(1)	Percent of Class

			Before Offering	After Offering(2)

Common	Bo Falkman, President, Treasurer, and Director Hamngatan 4, 65224 Karlstad Sweden	7,000,000	82.35%	70.00%

Common	Bertil Olsson, Secretary, Director, Chief Financial Officer and Chief Accounting Officer V. Kanalgatan I ,65224 Karlstad, Sweden	1,500,000	17.65%	15.00%

	All Directors and Officers as a group (1 person)	8,500,000	100.00%	85.00%

Footnotes
 (1)  As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).
(2) Assumes the sale of the maximum amount of this offering (1,500,000 shares of common stock).  The aggregate amount of shares to be issued and outstanding after the offering is 10,000,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about February 18, 2010, Bo Falkman, an Officer and Director of the Company, was issued 7,000,000 shares of common stock, par value $0.0003, in exchange for services valued at $2,100 USD which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.  Mr. Falkman is also acting as a promoter of the Company.

On or about February 18, 2010, Bertil Olsson, Chairman of the Board of the Company, was issued 1,500,000 shares of common stock, par value $0.0003, in exchange for services valued at $450 USD which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.  Mr. Olsson is also acting as a promoter of the Company.

The price of the common stock issued to date was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

Mr. Falkman, an Officer and Director of the Company, has advanced $3,500 and $810 to the Company for operating expenses during the periods ended March 31, 2011 and 2010, respectively.  The advances are due upon demand, unsecured and non-interest bearing. The Company owes $4,310 for such advances as of March 31, 2011.  The Company owes an additional $5,980 for such advances as of June 30, 2011.  Imputed interest of $561 is included as additional paid in capital.

REPORTS TO SECURITY HOLDERS

1. After this offering, TGI will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2. After this offering, TGI will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3. That the public may read and copy any materials you file with the Commission at the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. State that the public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. State that the Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and state the address of that site (http://www.sec.gov). You are encouraged to give your Internet address, if available.

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Turnpoint Global, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by TGI of expenses incurred or paid by a director, officer or controlling person of TGI in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, TGI will, unless in the opinion of TGI legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

FINANACIAL STATEMENTS

a)	Audited Financial Statements for the Fiscal Year ended March 31, 2011
b)	Unaudited Financial Statements as of June 30, 2011

TURNPOINT GLOBAL, INC.

FINANCIAL STATEMENTS

March 31, 2011

C O N T E N T S

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Turnpoint Global, Inc.

We have audited the accompanying balance sheets Turnpoint Global, Inc. as of March 31, 2011 and 2010, and the related statements of operations, stockholders' deficit and cash flows for the year ended March 31, 2011 and the periods from February 17, 2010 (inception) through March 31, 2010 and 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Turnpoint, Inc. as of March 31, 2011 and 2010, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
June 6, 2011

TURNPOINT GLOBAL, INC.
(A Development Stage Company)
Balance Sheets

	March 31,	March 31,
	2011	2010

ASSETS

CURRENT ASSETS

Cash	$-	$-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$1,290	$-
Related party payable	4,310	810

Total Current Liabilities	5,600	810

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock, 10,000,000 shares authorized at a par value
of $0.0003 per share; 8,500,000 shares issued
and outstanding	2,550	2,550
Additional paid-in capital	384	-
Deficit accumulated during the development stage	(8,534)	(3,360)

Total Stockholders' Equity (Deficit)	(5,600)	(810)
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)	$-	$-

The accompanying notes are an integral part of these financial statements.

TURNPOINT GLOBAL, INC.
(A Development Stage Company)
Statements of Operations

		From Inception	From Inception
	For the Year	on February 17,	on February 17,
	Ended	2010 Through	2010 Through
	March 31,	March 31,	March 31,
	2011	2010	2011

SALES	$-	$-	$-

OPERATING EXPENSES

General and administrative	4,790	3,360	8,150
Interest expense	384	-	384

Total Operating Expenses	5,174	3,360	8,534

LOSS FROM OPERATIONS	(5,174)	(3,360)	(8,534)

LOSS BEFORE INCOME TAXES	(5,174)	(3,360)	(8,534)
INCOME TAX EXPENSE	-	-	-

NET LOSS	$(5,174)	$(3,360)	$(8,534)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	8,500,000	8,500,000

The accompanying notes are an integral part of these financial statements.

TURNPOINT GLOBAL, INC.
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit)

				Deficit
				Accumulated	Total
			Additional	During the	Stockholders'
	Common Stock		Paid-In	Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)

Balance February 17, 2010	-	$-	$-	$-	$-

Founders shares issued for
services at $0.0003 per share	8,500,000	2,550	-	-	2,550

Net loss for the year ended
March 31, 2010	-	-	-	(3,360)	(3,360)

Balance, March 31, 2010	8,500,000	2,550	-	(3,360)	(810)

Imputed interest			384		384

Net loss for the year ended
March 31, 2011	-	-	-	(5,174)	(5,174)

Balance, March 31, 2011	8,500,000	$2,550	$384	$(8,534)	$(5,600)

The accompanying notes are an integral part of these financial statements.

TURNPOINT GLOBAL, INC.
(A Development Stage Company)
Statements of Cash Flows

		From Inception	From Inception
	For the Year	on February 17,	on February 17,
	Ended	2010 through	2010 through
	March 31,	March 31,	March 31,
	2011	2010	2011

OPERATING ACTIVITIES

Net loss	$(5,174)	$(3,360)	$(8,534)
Adjustments to Reconcile Net Loss to Net
Cash Used in Operating Activities:
Common stock issued for services	-	2,550	2,550
Imputed interest	384	-	384
Changes in operating assets and liabilities:
Accounts payable	1,290	-	1,290
Net Cash Used in
Operating Activities	(3,500)	(810)	(4,310)

INVESTING ACTIVITIES	-	-	-

FINANCING ACTIVITIES

Proceeds from related party payable	3,500	810	4,310
Net Cash Provided by
Financing Activities	3,500	810	4,310

NET INCREASE (DECREASE) IN CASH	-	-	-

CASH AT BEGINNING OF PERIOD	-	-	-

CASH AT END OF PERIOD	$-	$-	$-

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-	$-
Income taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

TURNPOINT GLOBAL, INC.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2011 and 2010

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
Turnpoint Global, Inc. (the Company) was incorporated in the State of Delaware on February 17, 2010. The Company is currently developing its business plan and is a development stage company as defined by FASB guidelines.

Accounting Basis
The basis is accounting principles generally accepted in the United States of America.  The Company has adopted a March 31 fiscal year end.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.  The Company has no cash balances or cash equivalents as of March 31, 2011 and 2010.

Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of March 31, 2011 and 2010.

Stock-based Compensation.
The Company records share based compensation in accordance with ASC 505-50 which requires the measurement and recognition of compensation expense, based on estimated fair values, for all unit-based awards made to employees and directors.  As of March 31, 2011, the Company has not issued any share-based payments to its employees.

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basic (Loss) per Common Share
Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period. There are no dilutive common stock equivalents outstanding as of March 31, 2011 and 2010.

	March 31,	March 31,
	2011	2010
Loss (numerator)	$(5,174)	$(3,360)
Shares (denominator)	8,500,000	8,500,000
Per share amount	$-	$-

Fair Value of Financial Instruments
The Company adopted ASC No. 820-10 (ASC 820-10), Fair Value Measurements.  ASC 820-10 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (GAAP), and expands disclosures about fair value measurements. The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements and are to be applied prospectively with limited exceptions. ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This standard is now the single source in GAAP for the definition of fair value, except for the fair value of leased property as defined in SFAS 13. ASC 820-10 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions, about  market participant assumptions, that are developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

•           Level 1                      Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•           Level 2                      Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•           Level 3                       Inputs that are both significant to the fair value measurement and unobservable. These inputs rely on management's own assumptions about the assumptions that market participants would use in pricing the asset or liability. (The unobservable inputs are developed based on the best information available in the circumstances and may include the

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Company's own data.) The following presents the Company's fair value hierarchy for those assets and liabilities measured at fair value on a non-recurring basis as of March 31, 2011 and 2010:

Level 1: None
Level 2: None
Level 3: None
Total Gain (Losses): None

Recent Accounting Pronouncements
In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810):  Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505):  Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260.  Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 2.  GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company has an accumulated deficit of $8,534 as of March 31, 2011.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3.  CAPITAL STOCK

The Company is authorized to issue 10,000,000 shares of common stock, par value $0.0003. At March 31, 2011 and 2010 the Company had 8,500,000 common shares issued and outstanding.

During the period ending March 31, 2010, the Company issued 8,500,000 shares of common stock to its founding shareholders for services valued at $2,550 with a par value of $0.0003.

NOTE 4.  RELATED PARTY TRANSACTIONS

A shareholder has advanced $3,500 and $810 to the Company for operating expenses during the periods ended March 31, 2011 and 2010, respectively.  The advances are due upon demand, unsecured and non interest bearing. The Company owes $4,310 for such advances as of March 31, 2011. Imputed interest of $384 is included as additional paid in capital.

NOTE 5.  INCOME TAXES

The Company provides for income taxes in accordance with ASC 740-10, which requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

ASC 740-10 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 35% to the net loss before provision for income taxes for the following reasons:

	March 31,	March 31,
	2011	2010
Income tax expense at statutory rate	$(1,811)	$(1,176)
Common stock issued for services	-	893
Valuation allowance	1,811	274
Income tax expense per books	$-	$-

Net deferred tax assets consist of the following components as of:

	March 31,	March 31,
	2011	2010
NOL carryover	$1,968	$284
Valuation allowance	(1,968)	(284)
Net deferred tax asset	$-	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years. The Company has a $5,624 net operating loss carry forward as of March 31, 2011.

NOTE 6.  SUBSEQUENT EVENTS

The Company management reviewed all material events through the date of this report and determined that there are no material subsequent events to report.

b) Unaudited Financial Statements as of June 30, 2011

TURNPOINT GLOBAL, INC.
(A Development Stage Company)
Balance Sheets

ASSETS

	June 30,	March 31,
	2011	2011
	(unaudited)
CURRENT ASSETS

Cash	$-	$-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$1,420	$1,290
Related party payable	10,290	4,310

Total Current Liabilities	11,710	5,600

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock, 10,000,000 shares authorized
at a par value of $0.0003 per share; 8,500,000
shares issued and outstanding	2,550	2,550
Additional paid-in capital	561	384
Deficit accumulated during the development stage	(14,821)	(8,534)

Total Stockholders' Equity (Deficit)	(11,710)	(5,600)

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)	$-	$-

The accompanying notes are an integral part of these financial statements.

TURNPOINT GLOBAL, INC.
(A Development Stage Company)
Statements of Operations
(unaudited)

			From Inception
			on February 17,
	For the Three Months Ended		2010 Through
	June 30,		June 30,
	2011	2010	2011

SALES	$-	$-	$-

OPERATING EXPENSES

General and administrative	6,110	2,000	14,260

Total Operating Expenses	6,110	2,000	14,260

LOSS FROM OPERATIONS	(6,110)	(2,000)	(14,260)

OTHER INCOME AND EXPENSE

Interest expense	(177)	-	(561)

Total Other Income and Expense	(177)	-	(561)

LOSS BEFORE INCOME TAXES	(6,287)	(2,000)	(14,821)
INCOME TAX EXPENSE	-	-	-

NET LOSS	$(6,287)	$(2,000)	$(14,821)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	8,500,000	8,500,000

The accompanying notes are an integral part of these financial statements.

TURNPOINT GLOBAL, INC.
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit)

				Deficit
				Accumulated	Total
			Additional	During the	Stockholders'
	Common Stock		Paid-In	Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)

Balance February 17, 2010	-	$-	$-	$-	$-

Founders shares issued for
services at $0.0003 per share	8,500,000	2,550	-	-	2,550

Net loss for the period ended
March 31, 2010	-	-	-	(3,360)	(3,360)

Balance, March 31, 2010	8,500,000	2,550	-	(3,360)	(810)

Imputed interest	-	-	384	-	384

Net loss for the period ended
March 31, 2011	-	-	-	(5,174)	(5,174)

Balance, March 31, 2011	8,500,000	2,550	384	(8,534)	(5,600)

Imputed interest (unaudited)	-	-	177	-	177

Net loss for the period ended
June 30, 2011 (unaudited)	-	-	-	(6,287)	(6,287)

Balance, June 30, 2011 (unaudited)	8,500,000	$2,550	$561	$(14,821)	$(11,710)

The accompanying notes are an integral part of these financial statements.

TURNPOINT GLOBAL, INC.
(A Development Stage Company)
Statements of Cash Flows
(unaudited)

			From Inception
			on February 17,
	For the Three Months Ended		2010 Through
	June 30,		June 30,
	2011	2010	2011

OPERATING ACTIVITIES

Net loss	$(6,287)	$(2,000)	$(14,821)
Adjustments to Reconcile Net Loss to Net
Cash Used in Operating Activities:
Common stock issued for services	-	-	2,550
Imputed interest	177	-	561
Changes in operating assets and liabilities:
Accounts payable	130	-	# 1,420

Net Cash Used in Operating Activities	(5,980)	(2,000)	# (10,290)

INVESTING ACTIVITIES	-	-	-

FINANCING ACTIVITIES

Proceeds from related party payable	5,980	2,000	10,290

Net Cash Provided by Financing Activities	5,980	2,000	10,290

NET INCREASE (DECREASE) IN CASH	-	-	-
CASH AT BEGINNING OF PERIOD	-	-	-

CASH AT END OF PERIOD	$-	$-	$-

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-	$-
Income taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

TURNPOINT GLOBAL, INC.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2011 and March 31, 2011

NOTE 1 – CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at June 30, 2011, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's March 31, 2011 audited financial statements.  The results of operations for the periods ended June 30, 2011 and 2010 are not necessarily indicative of the operating results for the full years.

NOTE 2 – GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.  The Company has had no revenues and has generated an accumulated deficit of approximately $14,821 as of June 30, 2011.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – RELATED PARTY TRANSACTIONS

A shareholder has advanced $5,980 and $2,000 to the Company for operating expenses during the periods ended June 30, 2011 and 2010, respectively.  The advances are due upon demand, unsecured and non-interest bearing. The Company owes $10,290 for such advances as of June 30, 2011. Imputed interest of $177 and $384 was recorded as interest expense and to additional paid in capital for the period ended June 30, 2011 and March 31, 2011, respectively.

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements
Management has considered all recent accounting pronouncements issued since the last audit of the Company’s financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 5 – CAPITAL STOCK

The Company is authorized to issue 10,000,000 shares of common stock, par value $0.0003. At June 30, 2011 and March 31, 2011 the Company had 8,500,000 common shares issued and outstanding.

During the period ending March 31, 2010, the Company issued 8,500,000 shares of common stock to its founding shareholders for services valued at $2,550 with a par value of $0.0003.

NOTE 6 – SUBSEQUENT EVENTS

The Company management reviewed all material events through August 14, 2011 and determined that there are no material subsequent events to report.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the approximate costs and expenses payable by TGI in connection with the sale of the common stock being registered. TGI has agreed to pay all costs and expenses in connection with this offering of common stock.  The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$3,800
Accounting Fees	$2,200
Escrow Fees	$1,000
Blue-sky Fees	$500

Total	$7,500

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our certificate of incorporation will limit our director’s or officer’s liability to the fullest extent permitted under Delaware corporate law. Specifically, our directors and officers will not be liable to us or our stockholders for monetary damages for any breach of fiduciary duty by a director or officer, except for liability:

-       for any breach of the director’s or officer’s duty of loyalty to us or our stockholders;
-       for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
-       under Section 174 of the Delaware General Corporation Law; or
-       for any transaction from which a director or officer derives an improper personal benefit.

If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by Delaware General Corporation Law, as so amended.

The provision regarding indemnification of our directors and officers in our amended and restated certificate of incorporation will generally not limit liability under state or federal securities laws.

Delaware law and our amended and restated certificate of incorporation provide that we will, in certain situations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person’s former or present official capacity with our company against judgments, penalties, fines, settlements and reasonable expenses including reasonable attorney’s fees. Any person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding. In addition, certain employment agreements to which we are a party provide for the indemnification of our employees who are party thereto.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

Since inception, Turnpoint Global, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On or about February 18, 2010, Bo Falkman, an officer and director of the Company, was issued 7,000,000 shares of common stock, par value $0.0003, in exchange for services valued at $2,100 USD which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On or about February 18, 2010, Bertil Olsson, Chairman of the Board of the Company, was issued 1,500,000 shares of common stock, par value $0.0003, in exchange for services valued at $450 USD which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

At the time of the issuance, Bo Falkman and Bertil Olsson were in possession of all available material information about us, as he is the only officer and director.  On the basis of these facts, Turnpoint Global, Inc. claims that the issuance of stock to its founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  TGI believes that the exemption from registration for these sales under Section 4(2) was available because:

•	Mr. Falkman and Bertil Olsson are either an officer and/or director of TGI and thus had fair access to all material information about TGI before investing;
•	There was no general advertising or solicitation; and
•	The shares bear a restrictive transfer legend.

All shares issued to Bo Falkman and Bertil Olsson was at a par price per share of $0.0003.  The price of the common stock issued to him was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, TGI was recently formed or in the process of being formed and possessed no assets.

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit

3	Articles of Incorporation and Bylaws

a) Articles of Incorporation filed on February 17, 2010
b) Bylaws adopted on February 18, 2010

5	Opinion on Legality

a) Opinion of Harold P. Gerwerter, Esq.

23	Consent of Experts

a) Consent of Independent Registered Public Accounting Firm (November 3, 2011)
b) Consent of Counsel (See Exhibit 5)

99	Additional Exhibits

a) Escrow Agreement b) Subscription Agreement

ITEM 17 - UNDERTAKINGS

UNDERTAKINGS

The registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

(4) For determining liability under the Act, to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as a part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Karlstad, Sweden on November 3, 2011.

Turnpoint Global, Inc.
(Registrant)

By: /s/ Bo Falkman
Bo Falkman
President, Director, Chief Executive Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bo Falkman	President and Director	November 3, 2011
Bo Falkman	Chief Executive Officer
Treasurer

/s/ Bertil Olsson	Secretary and Director	November 3, 2011
Bertil Olsson	Chief Financial Officer
Chief Accounting Officer